EXHIBIT 10.31

                            PORTOLA/FOWLER PROPERTIES
                                 LEASE AGREEMENT


ARTICLE ONE:  BASIC TERMS

         Section 1.01.  Date of Lease:   July 1, 1999

         Section.1.02.  Landlord:        Michael J. Flynn, Gail S. Flynn,
                                         Alan Burns, Carol Burns
                                         c/o Michael Miyagishima, CCIM
                                         P.O. Box 225098
                                         San Francisco, CA 94122-5098

         Section 1.03.  Tenant:          Sequoia National Bank
                                         65 Post Street
                                         San Francisco, CA 94101

         Section. 1.04. Property: The Property is part of Landlord's multi-tenant building located on the comer of Portola Drive and Fowler Avenue in San Francisco, California. The Leased property is 1325 square feet and is described in Exhibit A and commonly known as 699 Portola Drive, San Francisco, California.

         Section 1.05. Lease Term: 5 years and 0 months beginning on July 1, 1999, and ending on June 30, 2004. The Tenant has an option to extend for an additional 5 years as specified in Section 2.03.

         Section 1.06. Permitted Uses: (See Article Five) Retail Banking.

         Section 1.07. Initial Security Deposit: Seven Thousand and no/100 Dollars. ($7,000.00)

         Section 1.08. Rent and Other Charges Payable by Tenant:

         (a) BASE RENT: Five thousand Dollars and zero cents ($5,000.00) per month.

         (b) OTHER PERIODIC PAYMENTS: (i) Utilities (See Section 4.02); (ii) Maintenance, Repairs, and Alterations (See Article Six); (iii) Personal Property Taxes {See section 4.01 (b)); (iv) Liability insurance (See section 4.03 (a)).

         Section 1.09. Costs and Charges Payable by Landlord: (a) Real Property Taxes (See Section 4.01); (b) Insurance Premiums (See Section 4.03(b)): (c) Maintenance and Repair (See Article Six}.

         Section 1.10. Riders: The following Riders are attached to and made a part of this Lease:
         (a)      Map of leased premises Exhibit A
         (b)      Landlord's Rules and Regulations. Exhibit B

ARTICLE TWO:  LEASE TERM

         Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease.

         Section 2.02. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for, and indemnify Landlord against, all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable

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to a "month-to-month" tenancy, except that the Base Rent then if effect shall be increased by twenty-five percent (25%).

         Section 2.03. Option to Extend. Landlord hereby grants Tenant an option to extend the term of the Lease for one (1) additional period of five (5) years, commencing immediately after the expiration of the term of the Lease, upon the same terms and conditions contained therein, except that (i) the Base Rent for the Premises shall be the greater of (a) the then current monthly rental rate increased by the CPI or (b) the fair market value of the Property determined pursuant to Section 2.04 (ii) Tenant shal1 accept the Premises in an ''as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, and (iii) there shall be no further options to extend the term of the Lease. Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than six (6) months prior to the expiration of the term. If Tenant properly exercises the option granted herein, references in the Lease to the term of the Lease shall be deemed to mean the option term unless the context clearly provides otherwise. Notwithstanding, anything to the contrary contained herein, all option rights of Tenant pursuant to this Paragraph shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if (a) a default on the part of Tenant exists under the Lease at the time of exercise of tile option or at the time of commencement of the option term, or (b) Tenant has assigned its interest in the Lease or subleased in aggregate greater than fifty percent (50%) of the floor area of the Premises.

         Section 2.04. Determination of Fair Value. At any time within six (6) months of the expiration or the initial term of this lease, Tenant may request the Landlord's opinion of fair market value for the option period. Landlord shall provide that opinion in writing to Tenant within 15days of receipt of Tenant's request. If Tenant agrees with Landlord's opinion in writing, Tenant shall notify the Landlord in writing. If Tenant disagrees, Tenant shall submit its opinion within 10 days of receipt of Landlords request. In the event of disagreement the Landlord and Tenant shall meet and try in good faith to resolve any difference within 10 days of receipt of Tenant's notice of disagreement. If the Landlord and Tenant cannot agree, the issue shall be determined by a rea1estate broker selected by the Landlord and Tenant who is familiar with the rental market in San Francisco. If the parties cannot agree, upon a petition from either party, the Superior Court shall select a broker who has never had any personal of business dealings with either of the parties. The decision of that single broker shall be given in writing, and shall be binding on the parties. If the Tenant's written opinion of fair market value is closer to the decision of the broker, than the written opinion of the Landlord, then tile Landlord shall pay all attorneys and court costs as well as the costs of the broker arbitrator. Otherwise, the Tenant shall pay for those costs (including attorneys fees).

         Section 2.05. Tenant's right to Early Termination. Tenant shall, as soon as possible, apply for and pursue, in good faith, an application to the Office of the Controller of the Currency to maintain a retail bank at the premises. In the event that despite the Tenant's good faith efforts, Tenant is unable to obtain the required permission within 120 days from the execution of this Lease then Tenant shall have the right to provide written notice to the Landlord within that 120 day period that Tenant wished to terminate this lease. In the event that Tenant does not obtain the permit from the Office of the Controller of the Currency and exercises this option and provided the required written notice to landlord, this lease will automatically terminate on June 30, 2000.

ARTICLE THREE: BASE RENT

         Section 3.01. Time and Manner of Payment. Tenant has paid to Landlord the base rent in the amount stated in Paragraph 1.08(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

         Section 3.02. Cost of Living Increases. The Base Rent shall be increased on the first day of the July 2000, and each anniversary thereafter (the "Rental Adjustment Date") stated above in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics Consumer Price

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Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100(the "index") as fo1lows:

         (a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage Increase between those two indices, and the new Base Rent.

         (b) Notwithstanding any other provision in the Article Three shall the Comparison Price Index increase be less than 3.0% nor more than 7% on any Rental. Adjustment Date.

ARTICLE FOUR: PROPERTY EXPENSES

         Section 4.01. Property Taxes.

         (a) Real Property Taxes. Landlord shall pay the real property taxes on the Property during Lease Term.

         (b) Personal Property Taxes. Tenant shall pay all taxes charged against trade fixtures furnishings, equipment or any other personal property belonging to Tenant.

         Section 4.02. Utilities. Tenant shall pay directly to the appropriate supplier the cost of all natural gas, heat, light, power, sewer, service, telephone, water, refuse disposal and other utilities and services supplied to the Property. If any services or utilities are jointly metered with other Tenants Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

Section 4.03.  Insurance Policies.

         (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage, (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.03(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05 resulting from the actions of Tenant. The amount and coverage of such insurance shall not 1imit tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

         (b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall not obtain insurance for Tenant's fixture's or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Tenant shall also maintain an income disruption insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent.

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         (c) General Insurance Provisions.

                  (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days written notice prior to any cancellation or modification of such coverage.

                  (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

                  (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.03 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.03 is for the primary benefit of Landlord. if at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

                  (iv) Unless prohibited under any applicable insurance policies maintained. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

         Section 4.04. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive an rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

         Section 4.05. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE: USE OF PROPERTY

         Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above, or such other purpose as Landlord may approve which approval shall not be unreasonably withheld.

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         Section 5.02. Manner of Use. Tenant shall not cause or permit the
Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

         Section 5.03. Hazardous Materials. As used in this Lease, the term "Hazardous Materials" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT; printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors. sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity, with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

         Section 5.04. Signs and Auctions. Tenant shall not be permitted to place any sign, signage or advertising in the window or on the Property without the Landlord's written consent which consent shall not be unreasonably withheld. Tenant shall not conduct or permit any auctions or sheriffs sales at the Property.

         Section 5.05. Indemnity. Tenant shall Indemnify Landlord against land hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of tile Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property resulting from the presence or use of Hazardous Materials caused or permitted by the Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; (e) other acts or omissions of Tenant; or (f) any act caused by its banking activities. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section the term "Tenant" shall include employees, agents, contractors and invitees, if applicable.

         Section 5.06. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times upon 24 hour prior notice to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property, only after tenant has exercised its right to early termination or during the last 6 months of the lease.

         Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

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ARTICLE SIX:
CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS.

         Section 6.01. Existing Conditions. Tenant has inspected the Property and accepts the condition of the Property in its "AS-IS" condition. Tenants acceptance of the property shall preclude Tenant from thereafter claiming that there is any defect in the condition of the property, if such deficiency would be apparent by a careful inspection, Tenant's possessions shall thereafter be subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

         Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other Tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such; damage or injury are not accessible to Tenant. The provisions of Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

         Section 6.03. Landlord's Obligations. Subject to provisions of Article Seven (Damage or Destruction} and Article Eight (Condemnation); and except for damage caused by any act or omission of Tenant or Tenant's employees, agents, contractors or invitees. Landlord shall keep the foundation, roof and structural portions of exterior wall of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain the interior of the premise Property. Landlord shall not be obligated to make any repairs under this Section 6.03 until a reasonable time after receipt of a written notice from Tenant of the need for such repairs. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the right to repair the Property at Landlord's expense or to terminate the Lease because of the condition of the Property.

         Section 6.04. Tenant's Obligations.

         (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition, and repair (including interior repainting and refinishing, as needed), Tenant shall, at Tenant's expense, repair, any damage to the Property caused by Tenant or Tenant's agents or invitees acts or omissions.

         (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace tile Property as required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

         Section 6.05. Alterations, Additions, and Improvements.

         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside

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of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in confoffi1ity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work Tenant shall provide Landlord with ''as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and materials furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

         Section 6.06. Condition Upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of Lease. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior-condition, al1 at Tenant's expense. All alterations, additions improvements which Landlord has not-required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shal1 be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings: carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decoration.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

         Section 7.01. Partial Damage to Property.

         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.03 are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

         (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.03, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay the difference between the actual cost of repair and all other damages incurred by Landlord and any insurance proceeds received by Landlord. If LaJ1dlord elects to terminate the Lease, Tenant may elect to continue this Lease in full and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant.

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Tenant shall give Landlord written notice of such n within ten (10) days after receiving Landlord's termination notice.

         (c) If the damage to the Properly occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within 6 (six) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within 30 (thirty) days after Tenants notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense. Notwithstanding any other provision in this Lease to the contrary, if the destruction was caused by an actor omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and all other damages and any insurance proceeds received by Landlord.

         Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven. Any rent payable during the period of such damage repair and/or restoration shall be reduced according to the degree if any, to which Tenant's use of the Property is impaired. Except for such possible reduction, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

         Section 7.04. Waiver Tenant waives the protection of any statute code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the Leased property. Tenant agrees that the provisions of this Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the property.

ARTICLE EIGHT: CONDEMNATION

         If all or an portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation", this Lease shall terminate as to the part taken or sold on the date on the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord or Tenant terminates the Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the rent and shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage in the value of the leasehold, the taking of the fee or otherwise.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

         Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed except as provided in Section 9.02 below. Any attempted transfer without consent shall be void and shall constitute a non-curable' breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.

         Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger, of or consolidation with Tenant ("Tenant Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         Section 9.03. No Release of Tenant. No transfer permitted by the Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent form any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modification of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall first offer to the Landlord a right to offer, in writing, to terminate the Lease as of the date in the proposed sublease or assignment. This offer shall be in writing and given at least 30 days in advance. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.0.5 with respect to any proposed transfer shall continue to apply.

         Section 9.05. Landlord's Consent.

         (a)Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant.

         Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

         Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 10.02. Defaults. Tenant shall be in material default under this
Lease:

         (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.03;

         (b) If Tenant fails to pay rent or any other charge when due;

         (c) If Tenant fails to perform any of Tenant's non monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors: (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days: (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder then Landlord shall receive as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

         (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided no guaranty of the Lease is revocable.

         Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter will or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate. Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the work at the time of the award of the unpaid Base Rent, Additional rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the work at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith. and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lessor amount as may then be the maximum lawful rate.

As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1 %). If Tenant has abandoned the Property, Landlord shall have the option of {i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03 (a), or (ii) proceeding under Paragraph 10.03 (b).

         (b) Maintain Tenant's right to possession, in which case this lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

         {c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         Cumulative Remedies. Landlord exercising any other right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

         Section 11.01: Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring. a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed or trust or mortgage or the date of recording thereof,

         Section 11.02: Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so Within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

         Section 11.04. Estoppel Certificates.

         (a) Upon Landlord's written request. Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (I) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease or, if Landlord is claimed to be in default, stating why; and (v) such other representations or infom1ation with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         Section 11.05. Tenant's Financial Condition. Within (10)days after written request from Landlord, Tenant shal1 deliver to Landlord its most current public annual report.

ARTICLE TWELVE: LEGAL COSTS

         Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses; demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by an third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person: or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding, or other proceeding under Title II of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

         Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

         Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         Section 13.02. Landlord's Liability; Certain Duties.

         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Projector the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this lease unless Landlord (or such ground lessor mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion. ...

         (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principal shall have any personal liability under this Lease.

         Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors; invitees, successors or others using the Property with Tenant's express or implied permission.

         Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and not other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

         Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However. Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         Section 13.11. Joint and Several Liability. All parties signing this leas as Tenant shall be jointly and severally liable for all obligations of Tenant.

         Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

         Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         Section 13.14. Survival. All representatives and warranties of Landlord and Tenant shall survive the termination of this Lease.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.



                                   'LANDLORD'

Signed on  April 26 , 1999            at    San Francisco, Ca
           --------     ----                ------------------------------------

                                            /s/ MICHAEL L. FLYNN
                                            ------------------------------------
                                            Michael L. Flynn

                                            /s/ GAIL S. FLYNN
                                            ------------------------------------
                                            Gail S. Flynn

                                            /s/ ALAN BURNS
                                            ------------------------------------
                                            Alan Burns

                                            /s/ JAMES M. FLACK
                                            ------------------------------------
                                            Carol Burns


Signed on  April 27 , 1999            at    San Francisco, Ca
           --------     ----                ------------------------------------

                                            Sequoia National Bank

                                      By:   /s/ JOHN F. HENTZ
                                           -------------------------------------
                                           John F. Hentz
                                      Its: Acting Chief Operating Officer

                                    EXHIBIT A

                                [GRAPHIC OMITTED]


                           PORTOLA FOWLER PROPERTIES
                                    1ST FLOOR
                                699 PORTOLA DR.
                           SAN FRANCISCO, CALIFORNIA

                                    EXHIBIT B
                                    ---------


                              Rules and Regulations
                              ---------------------

         1. Common Areas. The sidewalks, parking areas, driveways, exits and entrances of the Project shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Project and/or Property. Landlord shall in all cases have the right to control and prevent access to the common areas.

         2. Signs. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Property shall be inscribed, painted, affixed or otherwise displayed by Tenant on any pan of the Project or the Property without the prior written consent of Landlord. Landlord will adopt and furnish to Tenants general guidelines relating to signs. Tenant agrees to conform to such guidelines. All approved signs pr lettering shall be primed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

         3. Prohibited Uses. The Property shall not be used for lodging or cooking except that private use by Tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and municipal laws., codes, ordinances, rules and regulations Tenant shall not use electricity for lighting, machines or equipment in excess of four (4) watts per square foot.

         4. No Nuisances. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals be brought or kept in the Premises or the Building.

         5. Change of Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.

         6. Procedures when Leaving. Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant and its employees leave the Property so as to prevent \\'aste or damage. For any default or carelessness in this regard, Tenant shall be liable and pay for all damage and injuries sustained by Landlord or other tenants or occupants of the Project.

         7. No Antenna. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the rood or exterior walls of the Building. No television or radio recorder shall be played in such a manner as to cause a nuisance to any other tenant.

         8. Waiver. Landlord may waive anyone or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         9. Supplemental to Lease. These Rules and regulations are in addition to, and shall not be construed to in anyway modify or amend, in whole or in part, the covenants of this Lease.

         10 Amendments and Additions. Landlord reserves the right to make such other rules al1d regulations, and to amend or repeal these Rules and Regulations, as in Landlord's judgment may from time to time be desirable for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT


         THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT ("Agreement") is made and entered into to be effective as of April 30, 2005 ("Effective Date"), by and among PORTOLA PROPERTIES, a California corporation ("Landlord"), SEQUOIA NATIONAL BANK, a California corporation ("Assignor") and FIRST NATIONAL BANK OF NORTHERN CALIFORNIA, a California corporation ("Assignee"), with reference to the following facts.

                                    RECITALS

         A. Assignor is the existing tenant under that certain Lease Agreement dated July 1, 1999, by and between Landlord's predecessor-in-interest Michael J. Flynn, Gail S. Flynn, Alan Burns and Carol Burns, as landlord, and Assignor, as tenant, as subsequently amended pursuant to that certain Extension of Lease dated as of July 1, 2004 (collectively, the "Lease") pursuant to which Landlord leased to Assignor, and Assignor leased from Landlord, those certain premises located at 699 Portola Drive, San Francisco, California, as more particularly described in the Lease (the "Property"). All capitalized terms used in this Agreement and not defined in this Agreement will have the respective meanings ascribed to such terms in the Lease.

         B. Assignor desires to assign all of its right, title and interest in, and obligations under, the Lease to Assignee, and Assignee desires to accept such assignment and assume such obligations, all on the terms and conditions set forth below.

         C. Landlord agrees to consent to the proposed assignment on the conditions set forth below.


         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assignment. Effective as of the Effective Date, Assignor hereby grants, transfers and assigns to Assignee all of its right, title and interest in, and delegates to Assignee all of its obligations under, the Lease. A true, correct and complete copy of the Lease is attached hereto as Exhibit A.

         2. Assumption. Assignee accepts such assignment and delegation, assumes the Lease, agrees to pay all rent and other charges accruing under the Lease from and after the Effective Date, and agrees to observe and perform all of the other covenants, agreements and obligations to be observed and/or performed by the tenant under the Lease from and after the Effective Date.

         3. Consent. Landlord hereby consents to this Agreement and to the assignment and assumption made herein; provided, that such consent is limited to the assignment and assumption made herein and shall not relieve Assignee from

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

the obligation to obtain the consent of Landlord to any future assignment of the Lease or sublease of the Premises, or any portion thereof or interest thereof. Notwithstanding Section 9.04 of the Lease, Landlord hereby waives any obligation of Assignor to offer to the Landlord a right to terminate in connection with this Agreement and to the assignment and assumption made herein.

         4. Security Deposit. The parties acknowledge that Landlord now holds the sum of Seven Thousand Dollars ($7,000.00) to be applied subject to the provisions of the Lease. Assignor releases all claims to that sum, and agrees that the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.

         5.       General Provisions.
                  ------------------

                  a. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

                  b. Assignee's address for notices shall be as follows unless changed in'\ ' accordance with the Lease:

                           Jim D. Black
                           President
                           First National Bank of Northern California
                           975 El Camino Real
                           South San Francisco, CA 94080
                           Telephone: (650) 588-6800
                           Facsimile: (650) 588-9695
                           Email: jblack@familybank.com

                  c. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  e. This Agreement expresses the entire agreement of the parties and supersedes any previous agreements between the parties with regard to its subject matter. Any amendment to this Agreement will be effective only if it is in writing and signed by the parties hereto.

                  f. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute but one agreement

                  g. The following Exhibit is attached to this Agreement and by this reference made a part hereof:


                  Exhibit A    Lease Agreement dated July 1,1999

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ASSIGNOR:                              ASSIGNEE:

SEQUOIA NATIONAL BANK,                 FIRST NATIONAL BANK OF NORTHERN
a California corporation               CALIFORNIA,
                                       a California corporation

By:   /s/ PETER PAUL                   By:   /s/ JIM D. BLACK
      ----------------------------           -----------------------------------
Name:     Peter Paul                   Name:     Jim D. Black
      ----------------------------           -----------------------------------
Its:      CEO                          Its:      President
      ----------------------------           -----------------------------------


LANDLORD:

PORTOLA PROPERTIES
a California corporation

By:      /s/ LEYLA PENG
      ----------------------------
Name:        Leyla Peng
      ----------------------------
Its:         Owner
      ----------------------------


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


                                    EXHIBIT A

                       Lease Agreement dated July 1, 1999